Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 17 dated December 2, 1999
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Floating Rate)

Cusip No.:  		52517PQQ7

Principal Amount:  	$205,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.350%

Original Issue Date:  	12/07/99

Initial Interest
Rate Per Annum:		3 month Libor, Telerate p. 3750, posted
			on 12/03/99

Spread:  		+0.550%

Index Maturity:  		Quarterly

Interest Payment Period: 	Quarterly

Interest Reset Period: 	Quarterly

Interest Reset Dates: 	Same as interest payment dates.

Interest
Determination Dates:	Two London business days prior to each
			interest reset date.

Interest Payment Dates: 	The 12th of March, June, September and
December, commencing on 03/12/00, subject to modified business day convention.

Maturity Date: 		12/12/02

Authorized Denomination:	$1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/ Robert M. Murach
Name: Robert M. Murach
Title: Vice President